UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2020

EQM Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35574	37-1661577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Energy Drive Canonsburg, Pennsylvania (Address of principal executive offices)	15317 (Zip Code)

Registrant’s telephone number, including area code: (724) 271-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	EQM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

First Amendment to Revolving Credit Agreement

On March 30, 2020 (the Amendment Date), EQM Midstream Partners, LP (EQM) entered into an amendment (the Revolver Amendment) to that certain Third Amended and Restated Credit Agreement dated as of October 31, 2018 (the Revolving Credit Agreement, and as amended by the Revolver Amendment, the Amended Revolving Credit Agreement), by and among EQM, Wells Fargo Bank, National Association, as administrative agent, and the other lenders and other parties from time to time party thereto.

The Revolver Amendment amended, among other things:

•	certain defined terms, including:

o	the Applicable Rate (as defined in the Amended Revolving Credit Agreement) under the Revolving Credit Agreement such that: (i) Base Rate Loans (as defined in the Amended Revolving Credit Agreement) bear interest at a base rate plus a margin of 0.125% to 1.750% determined on the basis of EQM’s then current credit rating and (ii) Eurodollar Rate Loans (as defined in the Amended Revolving Credit Agreement) bear interest at a Eurodollar Rate (as defined in the Amended Revolving Credit Agreement) plus a margin of 1.125% to 2.750% also determined on the basis of EQM’s then current credit rating; and

o	“Consolidated EBITDA”, such that the Amended Revolving Credit Agreement allows for adjustment of “Consolidated EBITDA” in any applicable period for the difference between the amount of revenue recognized with respect to all contractual performance obligations and the amount of consideration received with respect to all contractual performance obligations; and

o	various other defined terms, including the definition of “Change of Control”, which result in conformity with the Amended Term Loan (defined below); and

•	certain negative covenants under the Revolving Credit Agreement, including:

o	the financial covenant pursuant to which, except for certain measurement periods following the consummation of certain acquisitions during which the consolidated leverage ratio cannot exceed the greater of 5.50 to 1.00 or the maximum ratio otherwise permitted for the applicable period, the consolidated leverage ratio cannot exceed, (a) for each fiscal quarter ending prior to the Amendment Date, 5.00 to 1.00, (b) for each fiscal quarter ending on and after the Amendment Date and on or prior to March 31, 2021, 5.75 to 1.00, (c) for each fiscal quarter ending on and after June 30, 2021 and on or prior to December 31, 2021, 5.50 to 1.00, (d) for each fiscal quarter ending on and after March 31, 2022 and on or prior to December 31, 2022, 5.25 to 1.00 and (e) for each fiscal quarter ending on and after March 31, 2023, 5.00 to 1.00; and

o	the lien covenant such that the specified percentage of Consolidated Net Tangible Assets (as defined in the Amended Revolving Credit Agreement) applicable to the existing exception for liens securing obligations not to exceed such specified percentage at the time of creation, incurrence, assumption or imposition of such lien is reduced from 15% to 5% of Consolidated Net Tangible Assets; and

o	the debt covenant such that the specified percentage of Consolidated Net Tangible Assets applicable to the existing exception for debt incurred by subsidiaries of EQM not to exceed such specified percentage at the time of incurrence is reduced from 15% to 5% of Consolidated Net Tangible Assets.

The Amended Revolving Credit Agreement also includes an additional negative covenant, which, subject to certain exceptions, limits the ability of EQM and certain of its subsidiaries to enter into agreements that restrict (a) subsidiary dividends and distributions, (b) subsidiary guarantees of the obligations under the Amended Revolving Credit Agreement or (c) the creation of liens to secure obligations under the Amended Revolving Credit Agreement.

The Revolver Amendment is attached as Exhibit 10.1 to this Current Report and incorporated into this Item 1.01 by reference. The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Revolver Amendment and is qualified in its entirety by the terms and conditions of the Revolver Amendment. It is not intended to provide any other factual information about EQM or its subsidiaries and affiliates.

First Amendment to Term Loan Credit Agreement

On the Amendment Date, EQM entered into an amendment (the Term Loan Amendment) to that certain Term Loan Agreement dated as of August 16, 2019 (the Term Loan Agreement, and as amended by the Term Loan Amendment, the Amended Term Loan Agreement), by and among EQM, Toronto Dominion (Texas) LLC, as administrative agent, and the lenders from time to time party thereto.

The Term Loan Amendment amended, among other things:

•	certain defined terms, including:

o	the Applicable Rate (as defined in the Amended Term Loan Agreement) under the Term Loan Agreement, such that: (i) Base Rate Loans (as defined in the Amended Term Loan Agreement) bear interest at a base rate plus a margin of 0.000% to 1.625% determined on the basis of EQM’s then current credit rating and (ii) Eurodollar Rate Loans (as defined in the Amended Term Loan Agreement) bear interest at a Eurodollar Rate (as defined in the Amended Term Loan Agreement) plus a margin of 1.000% to 2.625% also determined on the basis of EQM’s then current credit rating; and

o	“Consolidated EBITDA”, such that the Amended Term Loan Agreement allows for adjustment of “Consolidated EBITDA” in any applicable period for the difference between the amount of revenue recognized with respect to all contractual performance obligations and the amount of consideration received with respect to all contractual performance obligations; and

•	certain negative covenants under the Amended Term Loan Agreement, including:

o	the financial covenant pursuant to which, except for certain measurement periods following the consummation of certain acquisitions during which the consolidated leverage ratio cannot exceed the greater of 5.50 to 1.00 or the maximum ratio otherwise permitted for the applicable period, the consolidated leverage ratio cannot exceed, (a) for each fiscal quarter ending prior to the Amendment Date, 5.00 to 1.00, (b) for each fiscal quarter ending on and after the Amendment Date and on or prior to March 31, 2021, 5.75 to 1.00, (c) for each fiscal quarter ending on and after June 30, 2021 and on or prior to December 31, 2021, 5.50 to 1.00, (d) for each fiscal quarter ending on and after March 31, 2022 and on or prior to December 31, 2022, 5.25 to 1.00 and (e) for each fiscal quarter ending on and after March 31, 2023, 5.00 to 1.00; and

o	the lien covenant such that the specified percentage of Consolidated Net Tangible Assets (as defined in the Amended Term Loan Agreement) applicable to the existing exception for liens securing obligations not to exceed such specified percentage at the time of creation, incurrence, assumption or imposition of such lien is reduced from 15% to 5% of Consolidated Net Tangible Assets; and

o	the debt covenant such that the specified percentage of Consolidated Net Tangible Assets applicable to the existing exception for debt incurred by subsidiaries of EQM not to exceed such specified percentage at the time of incurrence is reduced from 15% to 5% of Consolidated Net Tangible Assets.

The Amended Term Loan Agreement also includes an additional negative covenant, which, subject to certain exceptions, limits the ability of EQM and certain of its subsidiaries to enter into agreements that restrict (a) subsidiary dividends and distributions, (b) subsidiary guarantees of the obligations under the Amended Term Loan Agreement or (c) the creation of liens to secure obligations under the Amended Term Loan Agreement.

The Term Loan Amendment is attached as Exhibit 10.2 to this Current Report and incorporated into this Item 1.01 by reference. The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Term Loan Amendment and is qualified in its entirety by the terms and conditions of the Term Loan Amendment. It is not intended to provide any other factual information about EQM or its subsidiaries and affiliates.

Relationships

Certain of the lenders under the Amended Revolving Credit Agreement and the Amended Term Loan Agreement and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial and/or investment banking services for EQM and/or its affiliates, for which they have received or may receive customary fees and expenses. Certain affiliates of such lenders have acted, and may in the future act, as underwriters, agents, arrangers or lenders, as applicable, in respect of certain of EQM’s and/or its subsidiaries’ and/or affiliates’ debt or equity issuances or credit facilities.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1	First Amendment to Third Amended and Restated Credit Agreement, dated as of March 30, 2020, by and among EQM Midstream Partners, LP, the lender parties thereto and Wells Fargo Bank, National Association, as administrative agent.
10.2	First Amendment to Term Loan Agreement, dated as of March 30, 2020, by and among EQM Midstream Partners, LP, the lender parties thereto and Toronto Dominion (Texas) LLC, as administrative agent.

104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQM MIDSTREAM PARTNERS, LP

By: EQGP Services, LLC,
its general partner

Date: March 30, 2020	By:	/s/ Kirk R. Oliver
Name: Kirk R. Oliver
Title: Senior Vice President and Chief Financial
Officer